As filed with the Securities and Exchange Commission on May 14, 2007
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NEW 360
(Exact Name of Registrant as Specified in Its Charter)

California	01-0893376
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2777 North Ontario Street Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

(818) 565-1400
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value Preferred Stock Purchase Rights	Nasdaq Global Market Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Information Included in New 360’s Information Statement and
Incorporated by Reference into this Form 10

Our Information Statement is filed as Exhibit 99.1 to this Form 10 and is incorporated by reference into this Form 10. The following cross-reference sheet identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business
See “Summary,” “Risk Factors,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Agreements Between New 360 and DG,” “Where You Can Find More Information” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 1A.	Risk Factors	See “Risk Factors.”

Item 2.	Financial Information
See “Summary,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 3.	Properties	See “Business—Properties and Facilities.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers	See “Management.”

Item 6.	Executive Compensation	See “Management.”

Item 7.	Certain Relationships and Related Transactions	See “Management,” “Agreements Between New 360 and DG” and “Certain Relationships and Related Party Transactions.”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy.”

Item 10.	Recent Sales of Unregistered Securities	See “Description of Capital Stock—Sales of Securities.”

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Capital Stock.”

Item 12.	Indemnification of Directors and Officers	See “Management.”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and notes referenced therein).

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits
See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and notes referenced therein). Also see the following exhibit index and the exhibits that are filed with this Form 10.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.

2.2	Contribution Agreement, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.

3.1	Articles of Incorporation of New 360

3.2	Bylaws of New 360

4.1	Form of New 360 Common Stock Certificate*

4.2	Rights Agreement between New 360 and American Stock Transfer & Trust Company*

4.3	Form of Certificate of Determination of Series A Junior Participating Preferred Stock of New 360 (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

10.1	Form of Noncompetition Agreement between New 360 and DG FastChannel, Inc.

10.2	Form of Post Production Services Agreement between New 360 and DG FastChannel, Inc.

10.3	Form of Working Capital Reconciliation Agreement among New 360, Point.360 and DG FastChannel, Inc.

10.4	Form of Indemnification and Tax Matters Agreement between New 360 and DG FastChannel, Inc.

10.5	Severance Agreement dated September 30, 2003 between Point.360 and Haig S. Bagerdjian (to be assumed by New 360)

10.6	Severance Agreement dated September 30, 2003 between Point.360 and Alan R. Steel (to be assumed by New 360)

10.7	2007 Equity Incentive Plan of New 360*

10.8	Building Lease (1133 Hollywood Way, Burbank Facility) dated June 11, 1998 between Point.360 and Hollywood Way Office Ventures LLC (to be assumed by New 360)

10.9
Standard Industrial / Commercial Single - Tenant Lease - Net (712 N. Seward St., Los Angeles facility) dated January 24, 1997 between Point.360 and Richard Hourizadeh, as amended in July 2002 (to be assumed by New 360)

10.10
Standard Industrial / Commercial Multi-Tenant Lease-Net (West Los Angeles facility) dated March 17, 2004 between Point.360 and Martin Shephard, as co-Trustee of the Shephard Family Trust of 1988 (to be assumed by New 360)

10.11	Standard Industrial Lease - Net (Highland facility) dated April 3, 1989 between Point.360 and Leon Vahn FBO for Leon Vahn Living Trust, as amended (to be assumed by New 360)

10.12	Standard Industrial / Commercial Multi-Tenant Lease -Net (IVC facility) dated March 1, 2002 between Point.360 and 2777 LLC, as amended (to be assumed by New 360)

10.13	Lease Agreement (Media Center) dated March 29, 2006 between Point.360 and LEAFS Properties, LP (to be assumed by New 360)

21.1	Subsidiaries of New 360

99.1	Information Statement of New 360, subject to completion, dated May 14, 2007

 ___________
* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW 360

By:	/s/ Haig S. Bagerdjian
Name: Haig S. Bagerdjian Title: Chairman of the Board of Directors, President and Chief Executive Officer

Date: May 14, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.

2.2	Contribution Agreement, dated as of April 16, 2007, among New 360, Point.360 and DG FastChannel, Inc.

3.1	Articles of Incorporation of New 360

3.2	Bylaws of New 360

4.1	Form of New 360 Common Stock Certificate*

4.2	Rights Agreement between New 360 and American Stock Transfer & Trust Company*

4.3	Form of Certificate of Determination of Series A Junior Participating Preferred Stock of New 360 (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

4.4	Form of Rights Certificate (attached as an exhibit to the Rights Agreement filed as Exhibit 4.2 hereto)*

10.1	Form of Noncompetition Agreement between New 360 and DG FastChannel, Inc.

10.2	Form of Post Production Services Agreement between New 360 and DG FastChannel, Inc.

10.3	Form of Working Capital Reconciliation Agreement among New 360, Point.360 and DG FastChannel, Inc.

10.4	Form of Indemnification and Tax Matters Agreement between New 360 and DG FastChannel, Inc.

10.5	Severance Agreement dated September 30, 2003 between Point.360 and Haig S. Bagerdjian (to be assumed by New 360)

10.6	Severance Agreement dated September 30, 2003 between Point.360 and Alan R. Steel (to be assumed by New 360)

10.7	2007 Equity Incentive Plan of New 360*

10.8	Building Lease (1133 Hollywood Way, Burbank Facility) dated June 11, 1998 between Point.360 and Hollywood Way Office Ventures LLC (to be assumed by New 360)

10.9
Standard Industrial / Commercial Single - Tenant Lease - Net (712 N. Seward St., Los Angeles facility) dated January 24, 1997 between Point.360 and Richard Hourizadeh, as amended in July 2002 (to be assumed by New 360)

10.10
Standard Industrial / Commercial Multi-Tenant Lease-Net (West Los Angeles facility) dated March 17, 2004 between Point.360 and Martin Shephard, as co-Trustee of the Shephard Family Trust of 1988 (to be assumed by New 360)

10.11	Standard Industrial Lease - Net (Highland facility) dated April 3, 1989 between Point.360 and Leon Vahn FBO for Leon Vahn Living Trust, as amended (to be assumed by New 360)

10.12	Standard Industrial / Commercial Multi-Tenant Lease -Net (IVC facility) dated March 1, 2002 between Point.360 and 2777 LLC, as amended (to be assumed by New 360)

10.13	Lease Agreement (Media Center) dated March 29, 2006 between Point.360 and LEAFS Properties, LP (to be assumed by New 360)

21.1	Subsidiaries of New 360

99.1	Information Statement of New 360, subject to completion, dated May 14, 2007

 ___________
* To be filed by amendment